Exhibit 10.2

Execution Version

PARENT GUARANTY

(Unsecured)

This PARENT GUARANTY (this “Guaranty”), dated as of July 26, 2023, is hereby executed by PAR PETROLEUM, LLC, a limited liability company organized under the laws of the State of Delaware (the “Guarantor”).

WHEREAS, simultaneously herewith, Par Hawaii Refining, LLC, a limited liability company organized under the laws of the State of Hawaii (the “Borrower”), the Lenders and Letter of Credit Issuing Banks party thereto from time to time, MUFG Bank, Ltd., as Administrative Agent (in such capacity, collectively with its successors and assigns in such capacity, hereinafter called the “Agent”) and the Collateral Agent are entering into that certain Uncommitted Credit Agreement dated as of July 26, 2023 (as amended, restated, supplemented or otherwise modified from time to time pursuant to the terms thereof, the “Credit Agreement”);

WHEREAS, the Borrower is a wholly owned subsidiary of the Guarantor;

WHEREAS, the execution and delivery of this Guaranty is a condition precedent to the Lenders and Letter of Credit Issuing Banks issuing and participating in the Letters of Credit or otherwise extending credit under the Credit Agreement; and

WHEREAS, the Guarantor desires to enter into this Guaranty to satisfy the conditions set forth in the preceding paragraph;

NOW, THEREFORE, the Guarantor agrees as follows:

1.

Guarantee of Payment. For valuable consideration, the receipt whereof is hereby acknowledged, and to induce the Agent, the Collateral Agent, the Lenders and the Letter of Credit Issuing Banks to enter into the Credit Agreement and the other Credit Documents, as the case may be, and to enter into the transactions contemplated thereby, the Guarantor hereby irrevocably unconditionally guarantees the due and punctual payment and performance and promises to pay to the Agent, for the benefit of the Secured Parties, at the Agent’s offices located at 1251 Avenue of the Americas, New York, New York 10020-1104, ON DEMAND or otherwise whenever such amounts shall be due and payable to any Secured Party (referred to, together, as the “Guaranteed Parties” and each a “Guaranteed Party”), any and all Obligations (as defined in the Credit Agreement) (the “Guarantied Obligations”) stated to be payable or which become payable to any of the Guaranteed Parties by operation of law or otherwise, whether at maturity or earlier by reason of demand, acceleration or otherwise, together with interest thereon (as determined in accordance with the Credit Agreement) and any and all legal and other costs and expenses paid or incurred in connection therewith by any of the Guaranteed Parties (as determined in accordance with the Credit Agreement but, including, without limitation, interest accruing after the filing of any petition in any Insolvency Proceeding relating to the Borrower or any Guarantor, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), and, in case of one or more extensions of time of payment or renewals, in whole or in part, of any such Guarantied Obligations, that the Guarantor will pay the same according to each such extension or renewal, whether at maturity or earlier by reason of demand, acceleration or otherwise; provided, however, that the obligations of the Guarantor hereunder shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance under Section 548 of the Bankruptcy Code or any comparable provisions of any applicable state law, in each case after giving full effect to the liability under such guarantee set forth in this Guaranty and its related contribution rights but before taking into account any liabilities under any other guarantee by the Guarantor. The Guarantor further guarantees that all payments made by the Borrower to, or received by, the Agent for the benefit of the Guaranteed Parties on any Guarantied Obligations hereby guaranteed, will, when made or received, be final and agrees that if any such payment is recovered from, or repaid by, any Guaranteed Party in whole or in part in any bankruptcy, insolvency, or similar proceeding instituted by or against the Borrower, the Guarantor or under any other circumstance, this Guaranty shall continue to be fully applicable to such Guarantied Obligations to the same extent as though the payment so recovered or repaid had never been originally made or received on such Guarantied Obligations.

2.

Scope of Guarantee. The liability of the Guarantor under this Guaranty shall be absolute, irrevocable and unconditional, irrespective of (a) any lack of validity or enforceability of any Credit Document or of the Guarantied Obligations thereunder or relating thereto, (b) any present or future Requirement of Law (whether of right or in fact) purporting to reduce, amend or otherwise affect any Credit Document or Obligations of the Borrower, the Guarantor or to vary the terms of payment, (c) any of the acts mentioned in any provisions of any Credit Document are performed or omitted, (d) whether the maturity of any of the Obligations shall be increased, modified, supplemented or amended in any respect, or any right under any Credit Document shall be waived or any other guarantee of any of the Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with, (e) any Lien or security interest granted to, or in favor of, any Guaranteed Party as security for any of the Obligations shall fail to attach or be perfected or released or replaced, and (f) any other circumstance, condition or contingency which might otherwise constitute a defense available to, or a legal or equitable discharge of, a guarantor or surety (such defenses being waived by the Guarantor with respect to the foregoing). The Guarantor hereby consents that from time to time, without notice to or consent of the Guarantor and without affecting the liability of the Guarantor hereunder, the performance or observance by the Borrower or the Guarantor of any Credit Document and any Obligations including without limitation the Guarantied Obligations may be waived or the manner, place or terms of payment may be changed, or the time of performance thereof extended by the Guaranteed Parties, and payment of any Guarantied Obligations hereby guaranteed may be accelerated or compromised, or may be extended, or any Credit Document and any Obligations including without limitation the Guarantied Obligations may be increased or renewed in whole or in part, or any provision of any Credit Document may be modified, supplemented, amended or waived, or any collateral or other guarantee may be taken therefor, and any such collateral or guarantee may be exchanged, surrendered, realized upon or otherwise dealt with as the Guaranteed Parties may determine, and any of the acts mentioned in any Credit Document or relating to any Obligations may be done, and the Guaranteed Parties may exercise or refrain from exercising any rights against the Borrower or others (including any Subsidiary of the Borrower (a “Subsidiary Guarantor”), or any other guarantors if any, together with the Guarantor, the “Guarantors”) including all rights of setoff and banker’s liens, or otherwise act or refrain from acting in any way whatsoever, and the Guaranteed Parties may settle, compromise, discharge or release any of the Obligations or Guarantied Obligations in whole or in part, any security therefor or any liability incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Borrower or any other Guarantors to any of the Guaranteed Parties or any other creditors of the Borrower or any other Guarantor. The Guarantor waives any right to require the Guaranteed Parties to (i) proceed or enforce any of their rights against the Borrower or any other Person liable on the Guarantied Obligations; (ii) proceed or enforce any of their rights against, or exhaust any, collateral or any other guarantor or surety; or (iii) pursue any other remedy in any of the Guaranteed Parties’ powers whatsoever. The Guarantor hereby waives notice of the existence, creation or incurrence of new or additional Obligations including without limitation any Guarantied Obligations of the Borrower to any of the Guaranteed Parties, notice of acceptance of this Guaranty, presentment, demand for payment, protest, notice of acceleration of or intent to accelerate the maturity of any Obligations or the Guarantied Obligations and notice of non‑payment or dishonor of any or all of the Obligations or all of the Guarantied Obligations, notice of any exchange, sale, surrender or other handling or disposition of any such collateral, notice of Default or Event of Default and any other notice except as expressly set forth herein. This is a Guaranty of payment and not of collection merely. The obligations of the Guarantor hereunder are independent of the obligations of the Borrower, and a separate action or actions may be brought and prosecuted against the Guarantor whether action is brought against the Borrower, any other Guarantor, or whether the Borrower or any other Guarantor, is joined in any such action or actions all without affecting the Guarantor’s liability hereunder or the enforcement thereof.

3.

Reinstatement.   The obligations of the Guarantor under this Guaranty shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Borrower or any other Guarantor in respect of the Guarantied Obligations is rescinded, disgorged or must be otherwise restored by any holder of any of the Guarantied Obligations, whether as a result of any Insolvency Proceedings or otherwise and the Guarantor agrees that it will indemnify each Guaranteed Party on demand for all reasonable costs and expenses (including, without limitation, fees and disbursements of counsel) incurred by such Guaranteed Party in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law, but excluding any such costs and expenses to the extent arising from the gross negligence or willful misconduct of such Guaranteed Party.

4.

Certain Waivers.  Subject to the other provisions contained in this paragraph, the Guarantor expressly waives any and all rights of subrogation, reimbursement, indemnity, exoneration, contribution or any other claim which it may now or hereafter have against the Borrower, any Guarantor or any other person directly or contingently liable for the Obligations or the Guarantied Obligations, or against or with respect to the Borrower’s property, arising from the existence or performance of this Guaranty. Each of the waivers set forth in the preceding sentence shall cease to be effective only at the end of the period which begins 1 day after the date on which the Borrower has repaid in full to each of the Guaranteed Parties all of the Guarantied Obligations and ends one year later and then, only if during such period, the Borrower or any successor thereto has not become subject to any Insolvency Proceeding. If the provisions set forth in the preceding sentences of this paragraph: (a) would, in the Guaranteed Parties’ determination, adversely affect any defense available to the Guarantor or the Guaranteed Parties to any claim that any payment made by the Borrower or any other Guarantor to the Guaranteed Parties with respect to the Obligations or Guarantied Obligations may be a voidable preference or (b) shall be determined by a court of competent jurisdiction (i) to be unenforceable or (ii) to void this Guaranty in its entirety, or the provisions of the preceding sentences in this paragraph, under any fraudulent transfer or similar law, then in any such event, and with respect to clause (a) hereof only after written notice by the Agent to the Guarantor, the waivers set forth in the preceding sentences of this paragraph shall have no force and effect and the Guarantor agrees that it will not exercise any rights which it might acquire by way of subrogation or otherwise until all of the Guarantied Obligations have been paid in full. If any amount shall be paid to the Guarantor in violation of this paragraph, such amount shall be held in trust for the Guaranteed Parties’ benefit and shall forthwith be paid to the Agent for the benefit of the Guaranteed Parties to be credited and applied to the Obligations whether matured or unmatured in accordance with the Credit Documents. The Borrower and any successor thereto and any trustee in bankruptcy of the Borrower or such successor shall be a third-party beneficiary of and have the right to enforce, and have the benefit of, the waivers contained in this paragraph.

5.

Continuing Guarantee.  This Guaranty shall be a continuing Guaranty and shall be binding upon the Guarantor and its respective successors and assigns. Any co‑guarantor or surety, including any Guarantor, if any, or any other party liable upon or in respect of any Guarantied Obligations hereby guaranteed or of any other Obligations may be released, or its obligations hereunder revoked, without affecting the liability of the Guarantor. The Guarantor may not assign or delegate its obligations hereunder without the prior written consent of all the Agent and any such assignment in violation hereof shall be void. Without limiting the generality of the foregoing, this Guaranty and the obligations of the Guarantor hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, set-off, defense, counterclaim, discharge or termination for any reason (other than payment in full in cash of the Guaranteed Obligations and the termination or expiration of all Letters of Credit).

6.

Assignment.  The Guaranteed Parties may assign this Guaranty or any of their respective rights and powers hereunder, in accordance with the Credit Documents, and, in the event of such assignment, the assignee of such rights and powers shall have the same rights and remedies as if originally named herein in place of the Guaranteed Parties.

7.

Costs and Expenses; Indemnification.  The Guarantor shall be liable to reimburse the Agent for all costs and expenses (including legal fees and disbursements) which the Agent may incur in connection with the enforcement of its rights hereunder or otherwise enforcing or preserving any rights under this Guaranty and the other Credit Documents to which the Guarantor is a party, including, without limitation, the fees and disbursements of counsel to each Guaranteed Party and of counsel to the Agent, Collateral Agent and the Sub-Collateral Agent. The Guarantor agrees to pay, and to save the Guaranteed Parties (including all Indemnified Persons pursuant to Section 11.05 of the Credit Agreement), harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Guaranty to the extent the Borrower would be required to do so pursuant to Section 11.05 of the Credit Agreement (it being understood and agreed that the indemnification obligations set forth in this Section 7 shall apply to the Guaranteed Parties to the same extent that they apply to the Indemnified Persons under the Credit Agreement).

8.

GOVERNING LAW, SERVICE OF PROCESS, ETC. THIS GUARANTY AND ALL RIGHTS, OBLIGATIONS AND LIABILITIES ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW (WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAWS OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW) OF THE STATE OF NEW YORK; PROVIDED THAT THE SECURED PARTIES SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW. THE GUARANTOR BY ITS EXECUTION HEREOF SUBMITS TO THE JURISDICTION OF THE FEDERAL AND STATE COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK AND HEREBY CONSENTS TO SERVICE OF PROCESS IN ANY ACTION OR PROCEEDING BROUGHT BY THE AGENT OR ANY GUARANTEED PARTY AGAINST THE GUARANTOR BY MEANS OF REGISTERED OR CERTIFIED MAIL TO THE ADDRESS LISTED FOR THE GUARANTOR IN SECTION 17 HEREOF. NOTHING HEREIN, HOWEVER, SHALL PREVENT SERVICE OF PROCESS BY ANY OTHER MEANS RECOGNIZED AS VALID BY LAW, WITHIN, OR WITHOUT THE STATE OF NEW YORK.

9.

Waiver and Amendment.  None of the terms or provisions hereof may be waived, altered, modified or amended except by a writing duly signed by authorized officers of the Agent and of the Guarantor provided that such waiver, modification or amendment is consented to by all the requisite Lenders or otherwise permitted in accordance with the terms of the Credit Agreement. If any term hereof shall be held to be invalid, illegal or unenforceable, the validity of all other terms shall in no way be affected thereby.

10.	Representations and Warranties of the Guarantor. The Guarantor hereby represents and warrants to the Agent and the Guaranteed Parties on the Closing Date and on the date of each Credit Extension that:

(a)         Credit Agreement. That the representations and warranties set forth in Article VI of the Credit Agreement as they relate to the Guarantor or to the Credit Documents to which the Guarantor is a party, each of which is incorporated herein by reference, are true and correct in all material respects, except for representations and warranties that are qualified as to “materiality”, “Material Adverse Effect” or similar language, in which case such representations and warranties shall be true and correct (after giving effect to any such qualification therein) in all respects as of such date, in each case unless expressly stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date, and the Guaranteed Parties shall be entitled to rely on each of such representations and warranties as if they were fully set forth herein.

(b)         Existence. The Guarantor: (a) is a limited liability company, duly formed, validly existing and in good standing under the laws of the State of Delaware; (b) has all requisite power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted; (c) is duly qualified as a foreign entity and is qualified and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification; and (d) (i) is adequately capitalized to conduct its business and affairs as a going concern, considering the size, nature of its business and intended purposes; (ii) is solvent, including, without limitation, that it has not been rendered insolvent by the transactions described herein; and (iii) intends to and believes that it will be able to pay its debts as they come due.

(c)         No Breach. The execution and delivery of this Guaranty, the consummation of the transactions contemplated hereby or compliance with the terms and provisions hereof will not conflict with or result in a breach of, or require any consent under, the certificate of formation, limited liability company agreement or any other organizational document of the Guarantor, as the case may be, or any applicable Requirement of Law, or except as has been obtained by the Guarantor, any material agreement or instrument to which the Guarantor is a party or by which the Guarantor or any of its property is bound or to which the Guarantor is subject, or constitute a default under any such material agreement or instrument, or result in the creation or imposition of any Lien upon any property of the Guarantor pursuant to the terms of any such agreement or instrument.

(d)         Action. The Guarantor has all necessary power, authority and legal right to execute, deliver and perform its obligations under this Guaranty; and the execution, delivery and performance by the Guarantor of this Guaranty have been duly authorized by all necessary action on its part and this Guaranty has been duly and validly executed and delivered by the Guarantor and constitutes its legal, valid and binding obligation, enforceable against the Guarantor in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(e)         Approvals. No authorizations, approvals or consents of, and no filings or registrations with, any Governmental Authority, or any securities exchange, are necessary for the execution, delivery or performance by the Guarantor of this Guaranty or for the legality, validity or enforceability thereof.

(f)         Litigation. Except as set forth on Schedule 6.05 to the Credit Agreement, there are no actions, suits, proceedings, claims or disputes pending, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, against the Guarantor, the Borrower, any of their respective Subsidiaries, or any of their respective properties which purport to affect or pertain to this Guaranty or any other Credit Document, or any of the transactions contemplated hereby or thereby; and no injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Guaranty or any other Credit Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.

11.

Payments.  The obligations of the Guarantor under this Guaranty shall not be subject to any set‑off, counterclaim, deduction or defense (other than payment or performance) based upon any claim the Guarantor may have against any of the Guaranteed Parties, the Borrower or any other person. Each Guarantor agrees that the provisions of Section 4.01 of the Credit Agreement are hereby incorporated by reference, mutatis mutandis, and each Guaranteed Party shall be entitled to rely on them as if they were fully set forth herein. All payments shall be made in Dollars and in immediately available funds at the Administrative Agent’s Payment Office specified in the Credit Agreement.

12.

Admissibility of Records.  The Agent’s books and records showing the accounts as between the any Guaranteed Party and the Borrower shall be admissible in any action or proceeding hereunder and shall constitute prima facie proof, subject to rebuttal, of the truth and accuracy thereof as against the Guarantor.

13.

Set-Off.  Without any notice to the Guarantor (which notice is hereby expressly waived by the Guarantor), but subject to the provisions of Section 11.09 of the Credit Agreement, which shall be fully applicable as between the Guaranteed Parties with respect to any amounts recovered hereunder, the Guaranteed Parties may set‑off or apply any and all deposits (general or special, time or demand, provisional or final) and any other property at any time held by, or any and all indebtedness or other obligations at any time, owing by, the Guaranteed Parties to the Guarantor against any obligation of the Guarantor hereunder irrespective of whether any demand has been made hereunder or whether any of such indebtedness or obligations are due.

14.

No Waiver. Any Guaranteed Party’s failure or delay in exercising any right, remedy or power hereunder shall not operate as a waiver thereof, nor shall any single or partial exercise by any Guaranteed Party of any right, remedy or power hereunder preclude any Guaranteed Party from any other or future exercise of any right, remedy or power. Each and every right, remedy and power granted to any of the Guaranteed Parties hereunder or allowed to any of them by law or other agreement shall be cumulative with and not exclusive of any other.

15.

WAIVER OF JURY TRIAL. THE GUARANTOR HEREBY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO ANY INDEBTEDNESS OR THIS GUARANTY AND AGREES THAT ANY SUCH ACTION, PROCEEDING OR COUNTERCLAIM SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE GUARANTOR FURTHER AGREES THAT ITS RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS GUARANTY OR THE OTHER CREDIT DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS GUARANTY AND THE OTHER CREDIT DOCUMENTS.

16.	Initially Capitalized Terms. Initially capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

17.

Notices.  All notices, requests and demands to or upon the respective parties hereto to be effective shall be effected in the manner provided for in Section 11.02 of the Credit Agreement; provided that that any such notice, request or demand to or upon the Guarantor shall be addressed to the Guarantor at its notice address as set forth below, or at such other address as may be designated by such party in a written notice to all other parties :

Guarantor:	Par Petroleum, LLC
825 Town & Country Lane
Suite 1500
Houston, TX 77024
Attention: Jeff Hollis
Telephone: (832) 916-3392
Email: jhollis@parpacific.com

18.

Section Headings. Section headings provided herein are for informational and identification purposes only and should not be deemed to otherwise amend, modify or limit the express provisions set forth in the related sections.

19.

Waiver of Certain Damages.  Notwithstanding any other provision of this Guaranty, no Guaranteed Party shall be responsible or liable to the Guarantor or any other person for any special, punitive, indirect or consequential damages which may be alleged as a result from this Guaranty and the transactions contemplated hereby.

20.

Agreement to be Bound.  Without limiting the generality of the foregoing, by its execution and delivery of this Guaranty, the Guarantor hereby agrees and covenants to comply with the compliance guidelines set forth in the Credit Agreement to which the Borrower has agreed with respect to the Guarantor, in each case, fully as though the Guarantor were a party thereto, and such agreements and compliance guidelines are incorporated herein by this reference, mutatis mutandis.

21.	Joint and Several Obligations. The obligations of the Guarantor hereunder shall be joint and several with any Guaranty Obligation made by any other Guarantor or surety of the Guarantied Obligations.

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IN WITNESS WHEREOF, the Guarantor has caused this instrument to be duly executed as of the date first above written.

PAR PETROLEUM, LLC

By:	/s/ Shawn Flores
Name:	Shawn Flores
Title:	Chief Financial Officer

[Signature Page to Parent Guaranty]